Exhibit 99.2

NASDAQ	THE NASDAQ STOCK MARKET 8600 BLACKWELL ROAD ROCKVILLE, MD 20850

Stanley Higgins

Director

Listing Qualifications

The Nasdaq Stock Market, Inc,

+1 301 978 8041

By Electronic Delivery to: cratcliffe@nvtl.com

May 7, 2010

Ms. Catherine F. Ratcliffe

Senior Vice President Business Affairs and General Counsel

Novatel Wireless, Inc.

9645 Scranton Road, Suite 205

San Diego, CA 92121

Re:	Novatel Wireless, Inc. (the “Company”)

Dear	Ms. Ratcliffe:

On May 3, 2010, Staff notified the Company that it did not comply with the audit committee requirement for continued listing on The Nasdaq Global Select Market set forth in Listing Rule 5605(c)(2) (the “Rule”). Based on the information regarding the appointment of Russell C. Gerns, effective immediately, to the Company’s audit committee, as detailed in your e-mail dated May 7, 2010, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Tom Choe, Lead Analyst, at + 301 978 8027.

Sincerely,

/s/ Stanley Higgins